UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 21, 2008
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction incorporation)		Identification Number)
5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     A putative class action lawsuit seeking certification in the District Court of Clark County, Nevada, entitled Packard v. Allison, et al., Case No. A567393, has been filed against Bois d’Arc Energy, Inc. (“Bois d’Arc”), its directors and certain of its officers, as well as Comstock Resources, Inc. (“the Company”), Stone Energy Corporation (“Stone”) and Stone Energy Offshore, L.L.C., a Delaware limited liability company and wholly owned subsidiary of Stone (“Merger Sub”). This lawsuit was brought by Gail Packard, a purported Bois d’Arc stockholder, on behalf of a putative class of Bois d’Arc stockholders and, among other things, seeks to enjoin the named defendants from proceeding with the merger of Bois d’Arc with and into Merger Sub with Merger Sub surviving the merger as a wholly owned subsidiary of Stone (the “Merger”), seeks to have the Agreement and Plan of Merger dated April 30, 2008, by and among Bois d’Arc, Stone, and Merger Sub (the “Merger Agreement”), rescinded, and seeks an award of monetary damages. Plaintiff asserts that the decisions by Bois d’Arc’s directors and the Company to approve the Merger constituted breaches of their respective fiduciary duties because, Ms. Packard alleges, they did not engage in a fair process to ensure the highest possible purchase price for Bois d’Arc’s stockholders, did not properly value Bois d’Arc, failed to disclose material facts regarding the proposed Merger, and did not protect against conflicts of interest arising from the participation agreement, the parachute gross-up payments, and the change in control and severance arrangements. Ms. Packard also contends that Stone and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Bois d’Arc’s officers and directors.
     The Company intends to defend the lawsuit vigorously, and has been advised by the other defendants of their intention to do the same. Because this lawsuit is at an early stage, the Company cannot predict the manner and timing of the resolution of the lawsuit or its outcome, including the likelihood of the issuance of an injunction preventing the consummation of the Merger, or estimate a range of possible losses or any minimum loss that could result in the event of an adverse verdict in the lawsuit. For more information, please see the summons and complaint attached as Exhibit 99.1 to this current report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Summons and Complaint filed with the District Court of Clark Count, Nevada entitled Packard v. Allison, et al., Case No. A567393.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: July 21, 2008	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer